                           STOCK PURCHASE AGREEMENT


          THIS AGREEMENT ("Agreement") is made and entered into as of December 30, 1998, by and among Mrs. Fields' Holding Company, Inc., a Delaware corporation ("MFH"), Mrs. Fields' Original Cookies, Inc., a Delaware corporation and a wholly owned subsidiary of MFH (the "Buyer"), Pretzel Time, Inc., a Pennsylvania corporation (the "Company"), and Martin E. Lisiewski, a shareholder of the Company (the "Seller"); all of whom are referred to collectively herein as the "Parties." MFH and Buyer are referred to collectively herein as "Fields."

          A. Pursuant to certain Stock Acquisition Agreements (defined below), the Buyer (directly or by transfer from MFH) has acquired and presently owns, seventy-three (73) shares of the issued and outstanding common stock (par value $10 per share) of the Company. For purposes of this Agreement, the term Stock Acquisition Agreements shall mean collectively each of the agreements listed on Exhibit A. (Defined terms set forth in this Agreement are hereby incorporated
---------
into this Agreement.)

          B. In connection with the First Acquisition Agreement, some or all of the parties entered into a Shareholders Agreement, Management Agreement, Exchange Agreement, Registration Rights Agreement and Employment Agreement (the "Old Employment Agreement"), each dated as of September 2, 1997, and more particularly identified on Exhibit B (collectively, "Lisiewski Contracts").
                           ---------

          C. Pursuant to that certain Option Agreement, dated as of December 9, 1998, the Seller granted to the Buyer an option (the "Option") entitling the Buyer to acquire all of the Seller's remaining issued and outstanding shares of common stock of the Company, consisting of twenty-seven (27) shares (par value $10.00 per share) (the "Shares"). A copy of the Option is attached hereto as Exhibit C.
---------

          D. This Agreement (referred to in the Option Agreement as the "Purchase Agreement") contemplates contemporaneous transactions at the Closing (defined below), in which (1) the Buyer will exercise the Option, (2) the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the Shares, whereupon the Seller will own all of the issued and outstanding common stock of the Company, (3) the Parties will terminate the Lisiewski Contracts, and (4) the mutual general release provided for herein will become effective between the Seller Released Parties and the Buyer Released Parties (defined respectively below).

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Purchase and Sale of Shares.

     (a) Exercise of Option; Execution of Definitive Agreement. The Seller hereby acknowledges the Buyer's valid and timely exercise of the Option (for the purchase of all but not less than all of the Shares) pursuant to the Buyer's written notice thereof, the receipt of which is hereby acknowledged by the Seller. A copy of such notice is attached hereto as Exhibit D. The Parties
                                                    ---------
further acknowledge and agree that this Agreement, upon its execution by all Parties, shall exclusively set forth the terms and conditions of such purchase and sale of the Shares (and all transactions related thereto), and shall supersede and replace the Option in its entirety. Notwithstanding the previous sentence, the Buyer acknowledges that as of the date hereof the Seller continues to be operationally in compliance with his area developer and franchise relationships with the Buyer as described in the Option.

     (b) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, each of the Shares for the consideration specified below in Section 1(c), free and clear of all Liens and Restrictions (respectively defined below).

     (c) Purchase Price. The purchase price for the Shares shall be $4,739,989.39 (the "Purchase Price"), which, subject to paragraph 2 below, shall be paid by the Buyer to the Seller by wire transfer or in certified funds in installments, as follows:

         (i) on or before January 5, 1999, the sum of $2,539,989.39 (the "January 1999 Installment Payment"); and

         (ii) on or before December 30, 1999, the sum of $2,000,000.00 (the "December 1999 Installment Payment"); and

         (iii) during the 1999 calendar year, semi-monthly payments of $6,666.66. The total payment to the Seller pursuant to this subsection 1(c)(iii) will be $160,000.00; and

         (iv) during each of the calendar years 1999, 2000, 2001 and 2002, semi-monthly payments of $416.66, payable pursuant to an employment agreement to be executed at the Closing by the Seller, as employee, and the Buyer, as employer, in the form of Exhibit E (the "New Employment
                                        ---------
     Agreement"). The total payment to the Seller pursuant to this subsection 1(c)(iv) and the New Employment Agreement will be $10,000 in each such calendar year.

     (d) The Closing. The exercise of the Option, the Parties' execution of this Agreement and the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Buyer in Salt Lake City, Utah, on a date selected by the Buyer on or before December 30, 1998 (the "Closing Date"), unless extended by written agreement of the Parties. The Closing Date selected by the Buyer is December 30, 1998.

     (e) Security. The payments to be made by the Buyer to the Seller pursuant to Sections 1.(c)(i), (ii) and (iii) above, shall be secured by the Buyer's pledge of the Shares pursuant to a pledge agreement executed by the Buyer and the Seller, and delivered to the Seller, at the Closing in the form of
Exhibit F.
---------

     (f) Transfer of Shares; Deliveries at the Closing.

         (i) The transfer of the Shares by the Seller to the Buyer, pursuant to this Agreement shall be accomplished as follows: (A) the Company shall cancel the Seller's existing certificate(s) for the Shares at the Closing, and (B) the Company shall issue and deliver new certificate(s) to the Buyer for the Shares, which certificates (together with a copy of this Agreement and the Pledge Agreement) shall be delivered to the Escrow Agent (defined below) for deposit into an escrow established pursuant to an escrow agreement (the "Escrow Agreement") to be executed by the Buyer, the Seller and the Escrow Agent in the form of Exhibit G. The parties agree that, in
                                         ---------
     the event Escrow Agent deems it appropriate, a stock power may temporarily be substituted for a new share certificate for delivery to the Escrow Agent, to give effect to this subparagraph (i).

         (ii) At Closing, the Seller will deliver to the Buyer, the fully executed Pledge Agreement. The appropriate Parties and the Escrow Agent shall execute and deliver to each other at the Closing fully executed counterparts of the Addendum and the New Employment Agreement and the Escrow Agreements.

2. Payment of Seller's Indebtedness to the Buyer and Company. The Parties acknowledge and agree that the Seller is indebted to the Buyer or the Company (other than for trade payables or on-going fees under the Franchise Agreement), as the case may be, in the aggregate amount of $1,149,239.39 as more particularly itemized in Exhibit H (collectively, the Seller's Indebtedness"),
                         ---------
which shall be paid to the Buyer and the Company (as appropriate) as follows:

         (i) $1,039,989.39 shall be deducted and paid from the January 1999 Installment Payment; and

         (ii) $109,250.00 shall be deducted and paid from the December 1999 Installment Payment.

Buyer acknowledges that, except as set forth on Exhibit H, Seller has paid all initial franchise fees for those locations set forth on Exhibit I.

3.   Representations and Warranties of the Seller.

     The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

         (i) Noncontravention. To the best of Seller's knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets is subject.

         (ii) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (iii) Shares Being Acquired Pursuant To This Agreement. The Seller holds of record and owns beneficially the number of Shares (but no more or other shares of the common stock of the Company than) set forth in paragraph C above. The Seller holds and owns each of the Shares free and clear of any of the following (collectively, "Liens"): restrictions on transfer, Taxes (as defined below), mortgage, pledge, lien, encumbrance, charge or other security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Other than this Agreement and other written agreements with the Company and/or the Buyer (and MFH), the Seller is not a party to any of the following (collectively, the "Restrictions"): (A) any option, warrant, purchase right, shareholders agreement, co-sale agreement, buy-sell agreement or other contract or commitment that could require the Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement), or
     (B) any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

         (iv)  Legal Compliance/Litigation. To the best of his knowledge, the

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

     Seller and his respective predecessors and affiliates have complied with all applicable laws of federal, state, local and foreign governments (and all agencies thereof) affecting title to the Shares. To the best of Seller's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice affecting title to the Shares has been filed or commenced against him alleging any failure so to comply. To the best of his knowledge, there are no outstanding injunctions, judgments, orders, decrees, rulings or charges affecting the Shares. To the best of his knowledge, there are no actions, suits, proceedings, hearings or investigations, and the Seller does not have reason to believe that any such action, suit, proceeding, hearing or investigation affecting title to the Shares may be brought or threatened, against the Seller.

         (v) Shares Previously Acquired. Pursuant to a series of Stock Acquisition Agreements entered into by the Buyer (or MFH) as of and after January 2, 1998 (other than this Agreement), the Buyer (or MFH) purchased from the Seller, and the Seller sold to the Buyer (or MFH), seventeen (17) issued and outstanding shares of the common stock (par value $10.00) of the Company (collectively, the "Previously Acquired Shares"). In consideration of the execution of this Agreement and the Closing of the Transactions contemplated thereby, the Seller (as of the respective dates of purchase and sale and transfer thereof to the Buyer (or MFH), and as of the dates set forth in the first sentence of Subsection 3 above) hereby represents and warrants to the Buyer (and MFH) with respect to each of the Previously Acquired Shares, as follows:

               (A) Prior to the sale and transfer thereof to the Buyer (or MFH), the Seller held of record and owned beneficially each of the Previously Acquired Shares, and held and owned each of the Previously Acquired Shares free and clear of any Liens and Restrictions;

               (B) Each of the Previously Acquired Shares was sold and transferred by the Seller to the Buyer (or MFH, as the case may be), free and clear of Liens and Restrictions; and

               (C) Each of the representations and warranties set forth in Subsection 2(iv) above is true and correct with respect to each of the Previously Acquired Shares.

         (vi) Investigation. The Seller has investigated or had full opportunity to investigate the terms and conditions of the transactions contemplated by this Agreement, including the Purchase Price, and deems them to be fair and appropriate.

     4. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the Closing, (A) each of the Parties will use its/his reasonable best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, (B) the Seller will use his best efforts to obtain any third-party consents that the Buyer may request or to otherwise consummate the transactions contemplated hereby, and (C) the Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 3 above. The Buyer and the Seller further agree that they will execute following the Closing (or shall cause their appropriate affiliates to execute) agreements setting forth all of the franchise, license and area developer relationships and agreements, oral or written, between the Seller and the Buyer (or any of their respective affiliates), collectively, the "Franchise Agreements," all of which shall be listed on Exhibit I.
                   ---------

     5. Post-Closing Covenants. The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, subject to reimbursement of reasonable costs by the Party requesting such action.

     6.  Conditions to Closing.

         (a) Conditions to Obligation of the Buyer and the Company. The obligations of the Buyer and the Company to consummate the transactions to be performed respectively by them in connection with the Closing are subject to the satisfaction (or waiver by the Buyer) of the following conditions:

             (i) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

             (ii) The Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing.

             (iii) The Seller shall have procured any third party consents required for the sale of the Shares.

             (iv) No action, suit or proceeding shall be pending or threatened before any court or quasi- judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Shares.

             (v) The Seller shall be prepared to deliver the documents in the form and executed as required by this Agreement.

             (vi) All actions to be taken by the Seller in connection with consummation of the transactions contemplated by this Agreement, and all certificates, and other documents required to effect the transactions contemplated hereby, will be satisfactory in form and substance to the Buyer.

             (vii) Other than the First Acquisition Claims (which are being paid and satisfied pursuant to this Agreement), the Seller shall not be in breach under any of the terms and conditions of any of the Stock Acquisition Agreements or the documents executed in connection with the Related Transactions (as defined in the First Acquisition Agreement as defined below).

             (viii) The Seller shall have executed the New Employment
         Agreement.

             (ix) The Seller and the Buyer or, as appropriate, their respective affiliates shall have executed the Franchise Agreements.

             (x) The Seller shall have signed and delivered to the Buyer an Addendum to the Stock Purchase Agreement, dated as of June 12, 1998, by and between MFH and the Seller (the "Addendum"), in a form acceptable to the Seller, showing the buyer therein as the Buyer rather than MFH. The Addendum shall be in the form of Exhibit J attached hereto.

             (xi) Effective upon the Closing, Richard Huber and the Seller shall have resigned as directors of the Company.

The Buyer (for itself and on behalf of MFH and the Company) may waive any condition specified in this Section 6(a) if Buyer executes a writing so stating at or prior to the Closing. The Closing itself shall be deemed a waiver or satisfaction of the conditions to Closing.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

             (i) No action, suit or proceeding shall be pending or threatened before any court or quasi- judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A)
     prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions between the Buyer and the Seller contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

          (ii) The Buyer shall be prepared to deliver the Pledge Agreement, the Shares (pursuant to the Pledge Agreement), the Escrow Agreement, and the New Employment Agreement.

The Seller may waive any condition specified in this Section 6(b) if he executes a writing so stating at or prior to the Closing. The Closing itself shall be deemed a waiver or satisfaction of the conditions to Closing.

7.   Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Seller contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one (1) year after the Closing.

     (b)  Indemnification Provisions for Benefit of the Buyer.

          (i) In the event the Seller breaches any of its representations, warranties, and covenants contained herein, and, if Fields (or any of them) makes a written claim for indemnification against the Seller therefor, then, the Seller agrees to indemnify Fields (and any of them as appropriate) from and against the entirety of any Adverse Consequences that the Buyer or MFH may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Fields or any of them may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. For purposes of this Agreement, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses. "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     (ii) If any third party shall notify Fields (or any them) with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Seller under this ' 7, then Fields (or any of them) shall promptly notify the Seller thereof in writing, provided, however, that no delay on the part of Fields (or any of them), as applicable, in notifying the Seller shall relieve the Seller from any obligation hereunder unless (and then solely to the extent) the Seller is prejudiced.

     (iii) The indemnification procedure respecting a Third Party Claim hereunder shall be as follows:

(c)  Matters Involving Third Parties.

     (i) If any third party shall notify Fields (or any of them) with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Seller under this Section 7, then Fields (or any them) shall promptly notify the Seller thereof in writing; provided, however, that no delay on the part of Fields (or any of them) in notifying the Seller shall relieve the Seller from any obligation hereunder unless (and then solely to the extent) the Seller thereby is prejudiced.

     (ii) The Seller will have the right to defend Fields (and each of them) against the Third Party Claim with counsel of its choice satisfactory to Fields so long as:

           (A) the Seller notifies Fields in writing within 15 days after Fields has given notice of the Third Party Claim that the Seller will indemnify Fields (and each of them) from and against the entirety of any Adverse Consequences Fields (and any of them) may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim;

           (B) the Seller provides Fields with evidence acceptable to Fields that the Seller will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder;

           (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

           (D) the settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Fields, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Fields (or any of them); and

           (E) the Seller conducts the defense of the Third Party Claim actively and diligently.

     (iii) The party not conducting the defense of the Third Party Claim above may retain separate co- counsel at its sole cost and expense and participate in the defense of the Third Party Claim;

     (iv)  The party conducting the defense

           (A) will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other party (not to be withheld unreasonably); and

           (B) will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other party (not to be withheld unreasonably).

     (v) In the event any of the conditions in Section 7(c)(ii) above is or becomes unsatisfied, however,

           (A) Fields (or either of them) may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, and Fields (or either of them) need not consult with, or obtain any consent from, Seller in connection therewith);

           (B) the Seller will reimburse Fields (and each of them) promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and

           (C) the Seller will remain responsible for any Adverse Consequences Fields (or any of them) may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

          (d) Other Rights and Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy Fields (or any of them) may have for breach of a representation, warranty, or covenant.

     8.   Termination of Certain Agreements Among the Parties.

          (a) Except as set forth in Section 8(b) below, the Parties expressly intend and agree that, subject to and effective upon the occurrence of the Closing, all of the Lisiewski Contracts and the Stock Acquisition Agreements shall automatically and irrevocably terminate and be of no further force or effect (hereinafter collectively, the "Terminated Agreements"). Each Party hereby agrees that he/it has received, or has waived in consideration of the Closing of the transactions contemplated by this Agreement, all respective payments and performances which he/it is presently entitled to receive, or, prior to the termination thereof, may be entitled to receive, under any of the Terminated Agreements. Each Party further acknowledges and agrees that no further payments or performances of any kind will or is required to be made to him/it under any of the Terminated Agreements.

          (b) Notwithstanding Section 8(a) above, none of the following written agreements executed by some or all of the Parties, shall terminate by reason of the execution of this Agreement or the Closing of the transactions contemplated thereby or shall otherwise constitute Terminated Agreements, it being the Parties' express intention that each such agreement shall terminate or expire, if at all, according to the express terms and conditions of each such agreement:

               (i) This Agreement, the New Employment Agreement and any document or instrument executed or delivered in connection with the Closing of the transactions that are the subject of this Agreement;

               (ii)  The Franchise Agreements;

               (iii) The Affidavit of Stock Certificate and Indemnity Agreement, dated as of September 4, 1997, executed by Seller and delivered in connection with the First Acquisition Agreement; and

               (iv) The Notes; provided however that upon payment to the Buyer of the Seller's Indebtedness, the Notes shall be marked "paid in full" and delivered to the Seller.

     9. The Seller's Release of Claims. Subject to and effective only upon the occurrence of the Closing, the Seller, for himself and his heirs, successors, agents, assigns and legal representatives, hereby forever releases and discharges Fields (and each of them) and the Company and their respective officers, directors, shareholders, managers, parent, sister and affiliated entities, accountants, attorneys (whether in-house or otherwise), predecessors, successors, agents, assigns and legal representatives (collectively, the "Buyer Released Parties"), from any and all payments, charges, costs, wages, salaries, benefits, payments, performances, claims, actions, liabilities, profits, bonuses, distributions, dividends and damages of whatever kind or nature, known or unknown, now accrued or existing or accruing or arising in the future, whether asserted or unasserted, whether based on tort, contract, statutory or other theory of liability (whether asserted at law or in equity) (collectively, "Claims"); provided however, nothing contained in this Section 9 shall release or discharge any Buyer Released Party from the performance of any obligation required of a Buyer Released Party under any of this Agreement, the Pledge Agreement, the New Employment Agreement and the Franchise Agreements. The Seller represents and warrants that he has not assigned or conveyed to third parties any claims or actions against any of the Buyer Released Parties.

     10. The Company's and Fields' Release of Claims. Subject to and effective only upon the occurrence of the Closing, Fields and the Company, each for itself and its respective parent, sister and affiliated entities, successors, agents, assigns and legal representatives, hereby forever releases and discharges the Seller and his respective heirs, successors, agents, assigns and legal representatives, accountants, attorneys, and affiliated entities (collectively, the "Seller Released Parties"), from any and all Claims, provided however, nothing contained in this Section 10 shall release or discharge any Seller Released Party from the performance of any obligation under any of the this Agreement, the Pledge Agreement, the New Employment Agreement and the Franchise Agreements. The Buyer represents and warrants that it has not assigned or conveyed to third parties any claims or actions against any of the Seller Released Parties.

     11. Miscellaneous.

         (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates, and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:      Martin E. Lisiewski
                                7070 N.E. 8th Drive
                                Boca Raton, FL  33487

     With a copy to:        Mette, Evans & Woodside
                                Attention: Elyse E. Rogers
                                3401 North Front Street
                                Harrisburg, PA  17110

     If to the Buyer or MFH:    Mrs. Fields' Original Cookies, Inc.
                                2855 E. Cottonwood Parkway, Suite 400
                                Salt Lake City, UT  84121
                                Attention:  Legal Department

     With a Copy to:            Jones, Waldo, Holbrook & McDonough, P.C.
                                170 South Main Street, Suite 1500
                                Salt Lake City, UT  84101
                                Attention:  Glen D. Watkins

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rules thereof.

         (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and each of the Sellers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

         (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the Company and its Subsidiaries has borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (k) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (l) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         (m) Joinder of Spouse. The spouse of the Seller is executing this Agreement to acknowledge its fairness (and the fairness of the Stock Acquisition Agreements) and that it is in such spouse's best interest to bind such spouse's community property interest, if any, to the terms of this Agreement (and the Stock Acquisition Agreements).

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

     BUYER:                    MRS. FIELDS' ORIGINAL COOKIES, INC.



                               By:
                                  ----------------------------------------------
                                  Its:
                                      ------------------------------------------



     MFH                       MRS. FIELDS' HOLDING COMPANY, INC.



                               By:
                                  ----------------------------------------------
                                  Its:
                                      ------------------------------------------



     COMPANY                   PRETZEL TIME, INC.



                               By:
                                  ----------------------------------------------
                                  Its:
                                      ------------------------------------------



     SELLER:


                               -------------------------------------------------
                               Martin E. Lisiewski



                               -------------------------------------------------
                               Jan Lisiewski

                                LIST OF EXHIBITS


A    Stock Acquisition Agreements

B    Lisiewski Contracts

C    Option Agreement

D    Notice of Exercise of Option

E    New Employment Agreement

F    Pledge Agreement

G    Escrow Agreement

H    Summary of Seller's Indebtedness

I    List of Franchise Agreements

J    Addendum

                                   EXHIBIT A

                   (Listing of Stock Acquisition Agreements)

(A) Stock Acquisition Agreement, dated as of September 2, 1997, by and among MFH, the Company and the Seller (therein referred to as the Principal Shareholder), assigned (together with all of the Company's stock acquired thereunder) by MFH to the Buyer pursuant to that certain Capital Contribution and Assumption Agreement, dated as of November 26, 1997 (the "Assumption Agreement"), by and between MFH and the Buyer) (the "First Acquisition Agreement");

(B) Stock Purchase Agreement, dated as of August 19, 1997, among the Company, MFH and persons (other than MFH and the Company) owning common stock of the Company, assigned by MFH to the Buyer pursuant to the Assumption Agreement;

(C) Stock Purchase Agreement, dated as of January 2, 1998 (the "Second Acquisition Agreement"), by and between MFH and the Seller, assigned (together with all of the Company's stock acquired thereunder) by MFH to the Buyer pursuant to the Assumption Agreement;

(D) Stock Purchase Agreement, dated as of June 12, 1998, by and between MFH and the Seller, as amended by the Addendum;

(E) Stock Purchase Agreement, dated as of December 9, 1998, by and between the Buyer and the Seller; and

(F) Side Letter between MFH and the Seller dated September 2, 1997, concerning future franchise rights of Seller.

                                   EXHIBIT B

                        (Listing of Lisiewski Contracts)

The Lisiewski Contracts, each of which was assigned by MFH to MFOC pursuant to the Assumption Agreement, consist of the following:

     A. Shareholders Agreement of Pretzel Time, Inc., dated as of September 2, 1997, by and between the Seller, MFH and the Company;

     B. Management Agreement, dated as of September 2, 1997, by and between MFH and the Company;

     C. Exchange Agreement, dated as of September 2, 1997, by and between MFH and the Seller;

     D. Registration Rights Agreement, dated as of September 2, 1997, by and between MFH and the Seller; and

     E. Employment Agreement, dated as of September 2, 1997, by and between the Seller and the Company, as clarified by that certain Side Letter of even date executed by the Seller and the Company.

                                   EXHIBIT C

                             Attach Copy of Option

                                   EXHIBIT D

                                Option Exercise

                                   EXHIBIT E

                      MRS. FIELDS' ORIGINAL COOKIES, INC.
                     2855 E. Cottonwood Parkway, Suite 400
                          Salt Lake City, Utah  84121





                               December 30, 1998



Mr. Martin E. Lisiewski
7070 N.E. 8th Drive
Boca Raton, FL  33487

Mette, Evans & Woodside
Attn:  Ms. Elyse E. Rogers
3401 North Front Street
Harrisburg, PA  17110

     Re: Option ("Option") granted pursuant to Option Agreement, dated December 9, 1998 ("Option Agreement"), by and between Martin E. Lisiewski (Mr. "Lisiewski"), Mrs. Fields' Original Cookies, Inc. ("MFOC") and others
          ---------------------------------------------------------------------

Dear Mr. Lisiewski and Ms. Rogers:

     Notice is hereby given that MFOC, effective as of the date hereof, has exercised the Option with respect to all of the Shares (as defined and described in the Option Agreement) of Pretzel Time, Inc., a Pennsylvania corporation. The Closing shall occur on December 30, 1998.

                                        Sincerely,



                                     Michael R. Ward
                            Vice President of Administration

                                   EXHIBIT E

                        Attach New Employment Agreement

                                   EXHIBIT F

                            Attach Pledge Agreement

                                PLEDGE AGREEMENT


     This Pledge Agreement ("Agreement") dated as of December 30, 1998, is made and entered into by and between Mrs. Fields Original Cookies, Inc., a Delaware corporation ("Grantor"), and Martin E. Lisiewski (the "Secured Party").

     WHEREAS, Grantor, Secured Party and Pretzel Time, Inc., a Pennsylvanian corporation (the "Company"), have, as of the date hereof, entered into that certain Stock Purchase Agreement (the "Purchase Agreement") pursuant to which Grantor is purchasing twenty seven (27) shares of the Common Stock of the Company (the "Collateral");

     WHEREAS, Grantor has agreed to grant Secured Party a security interest in the Collateral as security for payment of amounts due under Section 1(c)(i),
(ii) and (iii) of the Purchase Agreement (the "Obligations");

     NOW, THEREFORE, in consideration of financial accommodations given or to be given or continued by Secured Party to Grantor, Grantor hereby agree with Secured Party as follows:

1.   GRANT OF SECURITY INTEREST; DEFINED TERMS

     1.1  Collateral.  As collateral security for the prompt and complete
          ----------
payment and performance when due of the Obligations, Grantor hereby conveys, mortgages, hypothecates, and pledges to Secured Party, and grants to Secured Party, a continuing lien upon and security interest in, all of Grantor's right, title and interest, now owned or hereafter acquired, and without any further act on the part of the Grantor or Secured Party (other than as provided herein), in the Collateral.

     1.2  Other Terms.  All capitalized terms used but not defined herein shall
          -----------
have the same meanings ascribed to such terms in the Note and the Uniform Commercial Code as in effect on the date hereof in the State of Utah (the "Code").

2.   COVENANTS

     Grantor covenants and agree that from and after the date of this Agreement and for so long as the Obligations remain outstanding:

     2.1  Recording and Legal Costs.  Each party shall be responsible for its
          -------------------------
own expenses, including attorney fees, incident to the Obligations and other expenses incident to perfecting Secured Party's security interest in the Collateral.

     2.2  Further Documentation and Actions.  At any time, and from time to
          ---------------------------------
time, upon
request and at the sole expense of Grantor, Grantor will endorse, execute and deliver to Secured Party all reasonable instruments or documents, including, but not limited to, financing or continuation statements under the Code in effect in any jurisdiction with respect to the liens created under this Agreement, and do all things reasonably necessary to carry into effect the provisions of this Agreement or to create, preserve or perfect any interest granted hereby or to enable or assist Secured Party to exercise and enforce their rights and the rights of Secured Party hereunder or in connection herewith or with the Obligations, and to facilitate collection of Collateral. Grantor authorizes Secured Party to file any financing statement or continuation statement in such form, with or without Grantor's name signed thereon, and in such places as may be appropriate.

     2.3  Further Covenants.  Without the prior written consent of Secured
          -----------------
Party, Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so.

     2.4  Maintenance of Collateral.  Grantor shall pay promptly when due all
          -------------------------
property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith.

     2.5  Delivery of Certificates to Escrow Agent.  On the date hereof, the
          ----------------------------------------
share certificates evidencing the Collateral shall be delivered to Jones, Waldo, Holbrook & McDonough, P.C., to be held in accordance with the terms of an Escrow Agreement of even date herewith.

3.   EVENTS OF DEFAULT

     The following shall constitute "Events of Default" hereunder:

     3.1  Nonperformance.  Failure to pay the Obligations when due, subject to a
          --------------
five (5) day period to cure from the due date, or the failure to cure any other default under this Agreement within thirty (30) days of the receipt of written notice from Secured Party of such a default;

     3.2  Termination of Interest.  Lapse or termination of Grantor's interest
          -----------------------
in any of the Collateral; and

     3.3  Extraordinary Events.  If (i) Grantor shall file a voluntary petition
          --------------------
in bankruptcy or a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the bankruptcy laws or Grantor shall make an assignment for the benefit of creditors; or (ii) an involuntary petition in bankruptcy against Grantor or a petition or answer made by a person other than Grantor seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief against Grantor of the same or different kind under any provision of the bankruptcy laws is filed or if a receiver is appointed having jurisdiction of the business property or assets of Grantor, and, in any of such events, if such petition shall not be dismissed or the receivership vacated within ninety (90) days from the date filed or commenced.

4.   CERTAIN RIGHTS; EFFECT OF EVENT OF DEFAULT

     4.1  Obligations Due; Commitments Terminated.  If an Event of Default shall
          ---------------------------------------
occur, then, notwithstanding any other agreement now or hereafter existing, Secured Party may declare all Obligations immediately due and payable and exercise any remedies provided herein.

     4.2  Action Regarding Collateral.  Secured Party, at any time after the
          ---------------------------
occurrence of an Event of Default (and subject to any applicable cure periods), may collect, receive, appropriate and realize upon any Collateral or any part thereof. Upon any Event of Default, Secured Party may sell, re-sell, assign, transfer, lease and deliver or otherwise deal or dispose of or decline to deal with all or any part of the Collateral, in each case in accordance with the Code, at public or private sale or sales, at such price or prices as it may deem best, and upon such terms and conditions as it may deem advisable, either for cash or credit or future delivery without assumption of any credit risk as Secured Party may elect. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of such Collateral or relating to such Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need Secured Party account for the surplus, if any, to Grantor.

     4.3  Additional Remedies upon Event of Default.  If an Event of Default
          -----------------------------------------
shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted under this Agreement, and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.

     4.4  Continuing Security Interest.  This Agreement shall create a
          ----------------------------
continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations, (ii) be binding upon Grantor, its successors and assigns, and (iii) inure to the benefit of the parties hereto together with their successors and assigns. Upon the payment of the Obligations the security interest granted hereby shall terminate, and all rights in the Collateral shall revert to Grantor. Upon any such termination Secured Party will promptly execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

5.   GENERAL PROVISIONS

     5.1  Remedies Cumulative.  All rights, remedies and powers of Secured Party
          -------------------
hereunder and in connection herewith are cumulative, and not alternative or exclusive, may be exercised singly or concurrently and shall be in addition to all other rights, remedies and powers of Secured Party whether under law, equity or agreement. All representations, warranties, covenants and other agreements of Grantor herein shall be cumulative and if, and to the extent, there is any inconsistency or conflict between terms contained herein and in the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

     5.2  Governing Law; Severability.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of Utah, without giving effect to the conflicts of laws provisions thereof. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5.3  Construction.  The captions in this Agreement are for convenience only
          ------------
and shall not affect the construction or interpretation hereof.

     5.4  Assignment.  This Agreement shall inure to and be binding upon the
          ----------
heirs, personal representatives, successors, and assigns of the parties. Neither party shall have any right to assign this Agreement without the prior written consent of the other party.

     5.5  Notice.  All notices, requests, demands, and other communications
          ------
which are required to be or may be given under this Agreement shall be deemed to have been duly given if (and then two business days after) it is sent by registered or certified mail, postage prepaid, return receipt requested, and addressed to the intended recipient as set forth below:

          To Secured Party:    Martin E. Lisiewski
                               7070 N.E. 8th Drive
                               Boca Raton, FL  33487

           with a copy to:     Mette, Evans & Woodside
                               Attention: Elyse E. Rogers
                               3401 North Front Street
                               Harrisburg, PA  17110

               To Grantor:     Mrs. Fields' Original Cookies, Inc.
                               Attention:  Legal Department
                               2855 East Cottonwood Parkway, Suite 400
                               Salt Lake City, Utah  84121
                               Facsimile:  (801) 736-5945
            with a copy to:   Jones, Waldo, Holbrook & McDonough, P.C.
                              170 South Main St., Suite 1500
                              Salt Lake City, UT  84101

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     5.6  Waivers and Amendments.  None of the terms or provisions of this
          ----------------------
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Secured Party, provided that any
                                                          --------
provision of this Agreement may be waived by Secured Party in a written letter or agreement executed by Secured Party. Any such waiver, amendment, supplement or other modification shall be binding upon Grantor and Secured Party.

     5.7  Counterparts. This Agreement may be executed in counterparts, all of
          ------------
which together shall constitute one and the same original.

     5.8  Dispute Resolution.  All disputes arising out of this Agreement shall
          ------------------
be settled in accordance with the provisions set forth in the Purchase
Agreement.

     5.9  Joinder of Spouse.  The spouse of the Sellers is executing this
          -----------------
Agreement to acknowledge its fairness and that it is in such spouse's best interest to bind such spouse's community property interest, if any, to the terms of this Agreement.

     IN WHEREOF, Grantor has duly executed this Agreement as of the day and year first above written.


GRANTOR:                                SECURED PARTY:

Mrs. Fields' Original Cookies, Inc.


By:
   -----------------------------------    --------------------------------------
   Name                                            Martin E. Lisiewski


   -----------------------------------    --------------------------------------
   Title                                              Jan Lisiewski

                                    Page S-1

                                   EXHIBIT G

                            Attach Escrow Agreement

                                ESCROW AGREEMENT
                                ----------------


     ESCROW AGREEMENT ("Agreement"), dated as of December 30, 1998, by and among Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Debtor"), Martin E. Lisiewski (the "Secured Party"), and Jones, Waldo, Holbrook & McDonough, P.C., a Utah professional corporation with offices at 1500 Wells Fargo Tower, 170 South Main Street, Salt Lake City, Utah 84101 (the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Stock Purchase Agreement made and entered into as of December 30, 1998 (the "Purchase Agreement"), by and among the Debtor, as buyer, and the Secured Party, as seller, the Secured Party has agreed to sell to the Debtor twenty-seven (27) shares of the Common Stock (par value $10.00) of Pretzel Time, Inc., a Pennsylvania corporation (the "Shares"); and

     WHEREAS, pursuant to the Purchase Agreement, the Secured Party has executed and delivered a Pledge Agreement of even date herewith (the "Pledge Agreement"), granting a security interest in the Shares to secure the Debtor's performance of the Obligations (as defined in the Pledge Agreement).

     WHEREAS, the Debtor and the Secured Party have agreed that at the Closing (as defined in the Purchase Agreement) the Shares shall be delivered to the Escrow Agent to be held by it in escrow pursuant to the terms and conditions of this Escrow Agreement for delivery to the Debtor upon the payment of the Obligations.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Escrow Agent.  The Escrow Agent hereby agrees to act as Escrow Agent
          ------------
in accordance with the terms and conditions of this Escrow Agreement.

     2.   Deposits Into Escrow.
          --------------------

     At the Closing, the Secured Party and the Debtor shall deliver to the Escrow Agent fully executed counterparts of this Escrow Agreement. The Debtor shall deliver or cause to be delivered into escrow with Escrow Agent a stock certificate representing the Share(s) (the "Certificate") together with a Stock Power, endorsed in blank, for such Certificate(s) (collectively, the "Escrowed Documents").

     3.   Disbursement of the Escrowed Documents.
          --------------------------------------

          a. Conditions to Disbursement. The Escrow Agent shall disburse all of
             --------------------------
     the Escrowed Documents in accordance with this Escrow Agreement only upon the Escrow Agent's receipt of any of the following directing or permitting the disbursement of the Shares as set forth therein:

               (i) joint written instructions from the Secured Party and the Debtor; or

               (ii) written notice signed by the Debtor, (A) stating that the Obligations have been paid in full, (B) instructing the Escrow Agent to deliver the Escrowed Documents to the Debtor pursuant to the Pledge Agreement, (C) certifying that a copy of the notice delivered pursuant to the Escrow Agent pursuant to this subparagraph (ii) was concurrently delivered to the Secured Party; provided however, the Escrow Agent shall not act in accordance with such notice if, pursuant to subparagraph c. below, the Secured Party objects thereto; or

               (iii) written notice signed by the Secured Party, (A) stating that a Default (as defined in the Purchase Agreement) by Debtor has occurred, (B) instructing the Escrow Agent to deliver the Shares to the Secured Party pursuant to the Pledge Agreement, (C) certifying that a copy of the notice delivered pursuant to this subparagraph
          (iii) was concurrently delivered to the Debtor; provided however, the Escrow Agent shall not act in accordance with any such notice if, pursuant to subparagraph c. below, the Debtor objects thereto; or

               (iv) an order of a court having jurisdiction as herein specified.

     b. Disbursement. Subject to the terms and conditions of subparagraph 1 above, the Escrow Agent shall disburse the Escrowed Documents from escrow as follows:

          (i)   to the Debtor, upon payment of the Obligations; or

          (ii)  to the Secured Party, upon the occurrence of a Default.

     c. Disputes. The Debtor or the Secured Party as the case may be shall give the Escrow Agent written notice within fifteen (15) calendar days of a notice as specified in Paragraph 3.a. of any objection to, or any dispute between the Secured Party and the Debtor concerning, proposed or requested disbursement of the Escrowed Documents. Absent such an objection, then sixteen
(16) calendar days following receipt of the notice provided for in Paragraph 3.a., Escrow Agent may disburse the Escrowed Documents as provided in Paragraph 3.b. The Debtor and the Secured Party hereby agree that notwithstanding any such objection by or dispute between the Debtor and the Secured Party, the Escrow Agent may at any time disburse all of the Escrowed Documents in the manner directed by any court specified in paragraph 17 below.

     4.   Duties of Escrow Agent.  The parties to this Agreement agree as
          ----------------------
follows:

          a. The Escrow Agent is not and shall not be deemed to be an agent with respect to any obligation or performance required of the Escrow Agent under this Agreement and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed. The parties acknowledge that the Escrow Agent, in its capacity as Escrow Agent, is acting solely as a stakeholder at their request and for their convenience and that the Escrow Agent shall not be liable to either Buyer or Seller for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Escrow Agreement or involving gross negligence on the part of the Escrow Agent.

          b. The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instructions, certificate, or notice delivered to it other than to faithfully carry out the obligations undertaken in this Escrow Agreement and to follow the directions in such instructions or notice in accordance with the terms hereof.

          c. The Escrow Agent may conclusively rely on and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram, or other written instrument reasonably believed by it to be genuine and to have been signed by the proper party or parties.

          d. If any legal proceeding is instituted by or against the Escrow Agent with respect to the Escrowed Documents or any matter governed by or that is the subject of this Agreement, the Escrow Agent agrees promptly to give notice of such proceeding to all of the parties to this Escrow Agreement.

          e. The Escrow Agent may resign as such hereunder by giving written notice of such resignation to the parties to this Escrow Agreement. Upon receipt of such notice, the parties hereto shall furnish to the Escrow Agent written instructions for the release of the Escrowed Documents (or such portion thereof as may then be in escrow) to a substitute Escrow Agent which (whether designated by written instructions from the parties hereto jointly or, in the absence thereof, by instructions from a court of competent jurisdiction to the Escrow Agent) shall be a title company, bank, or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold the Escrowed Documents received by it pursuant to the terms of this Escrow Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all of the Escrowed Documents then held in escrow according to such written instruction or upon such delivery as herein provided. This Escrow Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of each of the parties hereto.

          f. In the event of any dispute between the parties hereto, the Escrow Agent shall have the right, at any time, to deposit the Escrowed Documents with the clerk of any state or federal court of appropriate jurisdiction in Utah and shall give written notice of such deposit to the Seller and the Buyer. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

          g. The Escrow Agent hereby acknowledges receipt of a copy of the Purchase Agreement and the Pledge Agreement, but, except for reference thereto for certain terms and conditions not set forth herein, the Escrow Agent is not charged with any duty or obligation arising under any such documents or any other agreements between or among any of the parties hereto, and the Escrow Agent's responsibilities, as Escrow Agent, shall be governed solely by this Escrow Agreement.

          h. The Escrow Agent or any attorney thereof, shall be permitted to act as counsel for the Seller in any dispute as to disbursement of the Escrowed Documents or any other dispute between the parties whether or not the Escrow Agent is in possession of the Escrowed Documents and continues to act as Escrow Agent.

     5.   Indemnification of Escrow Agent.  The Buyer and the Seller, jointly
          -------------------------------
and severally, agree to indemnify and to save and hold harmless the Escrow Agent, in its capacity as Escrow Agent hereunder, from any claim, action, cause of action, suit, judgment, amount paid in settlement, cost or expense (individually a "Loss" and collectively "Losses") suffered or incurred by Escrow Agent, in its capacity as Escrow Agent hereunder, based upon or arising out of this Escrow Agreement or Escrow Agent's performance hereunder unless it shall be determined by a court of competent jurisdiction from which no appeal is taken or allowed that the act or omission of Escrow Agent giving rise to such Loss or Losses was taken or suffered in bad faith or in willful disregard of this Escrow Agreement or constitutes gross negligence on the part of the Escrow Agent. The provisions of this Paragraph 5 shall survive the termination of this Agreement.

     6.   No Assertion of Rights by Escrow Agent.  The Escrow Agent shall not
          --------------------------------------
assert any right to use, garnish, attach, levy upon, claim a set-off against or otherwise encumber the Escrowed Documents.

     7.   Diligence.  Should it be necessary for the Escrow Agent to accept or
          ---------
act upon any instruments, directions, documents or instruments signed or issued by, or on behalf of, any corporation, partnership, trade name or individual, it shall not be necessary for the Escrow Agent to inquire into the authority of the person or persons who have issued or authenticated such papers unless and to the extent specifically provided hereinabove.

     8.   Notice of Agreements.  Except for this Escrow Agreement and the
          --------------------
provisions of the Purchase Agreement referenced herein, the Escrow Agent shall not be bound in any way by any agreement or contract to which the Debtor and the Secured Party are parties, whether or not the Escrow Agent has knowledge of the existence of such an agreement or contract or its terms and conditions, and the only duties or responsibilities of the Escrow Agent shall be to hold the Escrowed Documents to disburse the same in accordance with the terms and conditions of this Escrow Agreement.

     9.   Amendment.  This Escrow Agreement may be altered or amended only with
          ---------
the written consent of the Debtor, the Secured Party and the Escrow Agent. Should the Debtor and the Secured Party attempt to change this Escrow Agreement in a manner that would either increase the duties or responsibilities of the Escrow Agent or which the Escrow Agent in his sole and absolute discretion deems undesirable, the Escrow Agent may resign as Escrow Agent by notice to the Debtor and the Secured Party, and until a successor of the Escrow Agent is appointed by the Debtor and the Secured Party and accepts such appointment, the Escrow Agent's only duty shall be to hold the Escrowed Documents in accordance with the original instructions contained in this Escrow Agreement.

     10.  Notices.  All notices pursuant to this Escrow Agreement shall be given
          -------
in writing, hand-delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier (such as Federal Express) to the parties hereto at the following addresses:

          If to Escrow Agent:    Jones Waldo, Holbrook & McDonough, P.C.
                                 1500 Wells Fargo Plaza
                                 170 South Main Street
                                 Salt Lake City, Utah  84101
                                 ATTN:  Glen D. Watkins

          If to Debtor:          To Mrs. Fields' Original Cookies, Inc. (with
                                 copies to counsel) in accordance with the Purchase Agreement

          If to Secured Party:   To Martin E. Lisiewski (with copies to
                                 counsel) in accordance with the Purchase
                                 Agreement

     11.  Entire Agreement.  This Escrow Agreement contains the entire agreement
          ----------------
between the parties hereto, and supersedes any and all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings of the parties with respect to the matters specified herein.

     12.  Governing Law.  This Escrow Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of Utah (without giving effect to choice of law provisions).

     13.  Submission to Jurisdiction.  Each of the parties submits to the
          --------------------------
jurisdiction of
any state or federal court of appropriate jurisdiction in Utah in any action or proceeding arising out of this Escrow Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of this Escrow Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     14.  Waiver.  No failure or delay on the part of any party hereto to
          ------
exercise any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder.

     15.  Counterparts.  This Escrow Agreement may be executed in counterparts,
          ------------
and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     16.  Descriptive Headings.  Descriptive headings are for convenience only
          --------------------
and shall not control or affect the meaning or construction of any provision of this Escrow Agreement.

     17.  Joinder of Spouse.  The spouse of the Sellers is executing this
          -----------------
Agreement to acknowledge its fairness and that it is in such spouse's best interest to bind such spouse's community property interest, if any, to the terms of this Agreement.

DEBTOR                            MRS. FIELDS' ORIGINAL COOKIES, INC.



                                  By
                                    --------------------------------------------
                                    Its
                                       -----------------------------------------



SECURED PARTY                     ----------------------------------------------
                                  Martin E. Lisiewski



                                  ----------------------------------------------
                                  Jan Lisiewski



ESCROW AGENT                      JONES, WALDO, HOLBROOK & MCDONOUGH



                                  By
                                    --------------------------------------------
                                    Its
                                       -----------------------------------------

                                    Page S-1

                                   EXHIBIT H



              (Summary of the Seller's Indebtedness to the Buyer)

The Seller's Indebtedness to the Buyer and the Company, in the aggregate amount $1,149,239.39, consists of or arises from the following:

     (A) a loan to the Seller in the unpaid principal amount of $500,000, plus accrued interest from September 2, 1997 through January 4, 1999, of $66,988.11, pursuant to that certain Promissory Note, dated as of September 2, 1997, issued by the Seller, as Maker, to MFH, as Holder (a copy of which is attached hereto as Attachment D-1), assigned by MFH to the Buyer
                           --------------
     pursuant to the Assumption Agreement;

     (B) $7,500 for certain franchise fees of Dom Portonova;

     (C) a loan to the Seller in the unpaid principal amount of $15,000 pursuant to that certain Promissory Note, dated as of September 2, 1997 issued by the Seller, as Maker, to the Company, as Holder (a copy of which is attached hereto as Attachment D-2, together with Attachment D-1, the
                        --------------
     "Notes");

     (D) $450,501.28 in liabilities arising under the First Acquisition Agreement, as more particularly set forth in Attachment D-3, for which
                                                  --------------
     Fields has asserted claims for indemnification against the Seller under the First Acquisition Agreement (the "First Acquisition Claims"); and

     (E) $109,250 for unpaid franchise fees for the Bangor and Steeplegate franchises, a Brass Mills Mrs. Fields location ($2,500), and unpaid area developer fees for Maine, Massachusetts, New Hampshire, Vermont, and the greater Dallas-Fort Worth, Texas Metroplex.

                                   EXHIBIT I


                          List of Franchise Agreements


Bangor, Maine

Steeplegate (2 locations - PT/TCBY & MFC)

*Northshore Mall

*Haywood Mall

*Brass Mills (3 locations)


Area Developer Agreement for Maine, Massachusetts, New Hampshire, Vermont, and the greater Dallas-Fort Worth, Texas Metroplex.


---------------------------
* not executed

                                   EXHIBIT J

                  Attach Addendum to Stock Purchase Agreement

                              Page 1 of Exhibit J

                      ADDENDUM TO STOCK PURCHASE AGREEMENT

     THIS ADDENDUM TO STOCK PURCHASE AGREEMENT ("Addendum") is made and entered into as of June 12, 1998, by and among Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("MFOC"), Mrs. Fields Holding Company, Inc., a Delaware corporation ("MFH")and Martin E. Lisiewski (the "Seller"); all of whom are hereinafter collectively referred to as the "Parties."

     A. The Seller and MFOC entered into that certain Stock Purchase Agreement, dated as of June 12, 1998 (the "Agreement"), pursuant to which the Seller agreed to sell to the Buyer, incorrectly identified in the Agreement as MFH, three (3) shares of the outstanding common stock (par value $10.00 per share) of the Company owned by the Seller (the "Shares").

     B. At the Closing (as defined in the Agreement), a certificate for the Shares was issued and delivered to MFOC.

     C. Contemporaneously with the Closing, MFH, MFOC and the Seller orally agreed that the Agreement should be corrected to reflect that MFOC purchased the Shares from the Seller, and the Parties are executing this Addendum for such purpose.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Substitution of MFOC as Buyer. The Agreement, effective as the date thereof, is hereby amended to provide that MFOC, not MFH, is the Buyer for all purposes under the Agreement, including without limitation the performance of all duties and responsibilities required of or owed to MFH (or the Buyer) under the Agreement, as if MFOC had originally executed the Agreement as the Buyer. MFOC hereby agrees that it shall have and perform all of the duties and obligations of the Buyer under the Agreement. The Parties hereby agree that MFH has no duties or liabilities of any kind or nature under the Agreement.

     2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     4. Joinder of Spouse. The spouse of the Sellers is executing this Agreement to acknowledge its fairness and that it is in such spouse's best interest to bind such spouse's community property interest, if any, to the terms of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

     MFOC:                        MRS. FIELDS' ORIGINAL COOKIES, INC.



                                  By:
                                     -------------------------------------------
                                     Its:
                                         ---------------------------------------


     MFOC:                        MRS. FIELDS' HOLDING COMPANY, INC.



                                  By:
                                     -------------------------------------------
                                     Its:
                                         ---------------------------------------


     SELLER:


                                  ----------------------------------------------
                                  Martin E. Lisiewski




                                  ----------------------------------------------
                                  Jan Lisiewski

                                    Page 2